Exhibit (11) - Statement Re:  Computation of Earnings Per Share

                                                                              Three Months Ended
                                                                           March 31,       March 31,
                                                                             1997            1996
      Primary:
      Average shares outstanding                                            2,070,966      2,068,222
      Net effect of dilutive stock options - based on the
        treasury stock method using average market price                       53,979         14,246
      Totals                                                                2,124,945      2,082,468
                                                                           ==========     ==========
      Net income                                                           $  512,518     $  355,157
                                                                           ==========     ==========
      Per share amount                                                          $0.24          $0.17
                                                                                =====          =====
      Fully diluted:
      Average shares outstanding                                            2,070,966      2,068,222
      Net effect of dilutive stock options - based on the
        treasury stock method using average market price which
        is greater than quarter-end market price                               54,924         15,774
      Totals                                                                2,125,890      2,083,996
                                                                            =========      =========
      Net income                                                           $  512,518     $  355,157
                                                                           ==========     ==========
      Per share amount                                                          $0.24          $0.17
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